UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 4, 2019 (February 26, 2019)

Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1431 OPUS PLACE, SUITE 530

DOWNERS GROVE, ILLINOIS 60515

(Address of Principal Executive Offices) (Zip Code)

(414) 615-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stockholders’ Agreement

On February 26, 2019, Roadrunner Transportation Systems, Inc. (the “Company”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) by and among the Company, Elliott Associates, L.P. (“Elliott Associates”), and Elliott International, L.P. (“Elliott International” and, collectively with Elliott Associates, “Elliott”). The Company’s execution and delivery of the Stockholders’ Agreement was a condition to Elliott’s obligation to backstop the Company’s $450 million rights offering (the “Rights Offering”). Pursuant to the Stockholders’ Agreement, the Company granted Elliott the right to designate nominees to the Company’s board of directors (the “Board”) and access to available financial information.

The foregoing description of the terms of the Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholders’ Agreement, a copy of which is attached hereto as Exhibit 10.51.

Amended and Restated Registration Rights Agreement

On February 26, 2019, the Company entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) by and among the Company, Elliott Associates, Elliott International, Brockdale Investments LP, Thayer Equity Investors V, L.P., TC Roadrunner-Dawes Holdings, L.L.C., TC Sargent Holdings, L.L.C., HCI Equity Partners III, L.P., and HCI Co-Investors III, L.P., which amends and restates the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of May 2, 2017, between the Company and the parties thereto. The Company’s execution and delivery of the A&R Registration Rights Agreement was a condition to Elliott’s obligation to backstop the Rights Offering. The A&R Registration Rights Agreement amended the Registration Rights Agreement to provide the Elliott Stockholders (as defined therein) and the HCI Stockholders (as defined therein) with unlimited Form S-1 registration rights in connection with Company securities owned by them.

The foregoing description of the terms of the A&R Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.4.

Asset-Based Lending Credit Agreement and Term Loan Credit Agreement

As described in Item 2.03 below, on February 28, 2019, the Company and its direct and indirect subsidiaries entered into (i) an asset-based lending facility with BMO Harris Bank N.A. and certain other lenders and parties thereto and (ii) a Term Loan Credit Facility with BMO Harris Bank N.A. and certain other lenders and parties thereto. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Asset-Based Lending Credit Agreement

On February 28, 2019, the Company and its direct and indirect domestic subsidiaries entered into a credit agreement (the “ABL Credit Agreement”) with BMO Harris Bank N.A., as Administrative Agent, Lender, Letter of Credit Issuer and Swing Line Lender, Wells Fargo Bank, National Association and Bank of America, National Association, as Lenders, and the Joint Lead Arrangers and Joint Book Runners party thereto (the “ABL Credit Facility”). The Company used the initial proceeds from the ABL Credit Facility for working capital purposes and to repay in full its existing credit facility.

The ABL Credit Facility consists of a $200.0 million asset-based revolving line of credit, of which up to (i) $15.0 million may be used for FILO Loans (as defined in the ABL Credit Agreement), (ii) $20.0 million may be used for Swing Line Loans (as defined in the ABL Credit Agreement), and (iii) $30.0 million may be used for letters of credit. The ABL Credit Agreement provides that the revolving line of credit may be increased by up to an additional $100.0 million under certain circumstances. The ABL Credit Facility matures on February 28, 2024. Advances under the Company’s ABL Credit Facility bear interest at either: (a) the LIBOR Rate (as defined in the ABL Credit Agreement), plus an applicable margin ranging from 1.50% to 2.00% for the non-FILO Loans and 2.50% to 3.00 for the FILO Loans; or (b) the Base Rate (as defined in the ABL Credit Agreement), plus an applicable margin ranging from 0.50% to 1.00% for the non-FILO Loans and 1.50% to 2.00% for the FILO Loans.

The obligations under the Company’s ABL Credit Agreement are guaranteed by each of its domestic subsidiaries pursuant to a guaranty included in the ABL Credit Agreement. As security for the Company’s and its subsidiaries’ obligations under the ABL Credit Agreement, each of the Company and its domestic subsidiaries have granted: (i) a first priority lien on substantially all its domestic subsidiaries’ tangible and intangible personal property (other than the assets described in the following clause (ii)), including a the capital stock of certain of the Company’s direct and indirect subsidiaries; and (ii) a second-priority lien on the Company’s and its domestic subsidiaries’ equipment (including, without limitation, rolling stock, aircraft, aircraft engines and aircraft parts) and proceeds and accounts related thereto. The priority of the liens is described in an intercreditor agreement between BMO Harris Bank N.A. as ABL Agent and BMO Harris Bank N.A. as Term Loan Agent.

The ABL Credit Agreement contains a minimum fixed charge coverage ratio financial covenant that must be maintained when excess availability falls below a specified amount. In addition, the ABL Credit Agreement contains negative covenants limiting, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions, and other matters customarily restricted in such agreements. The ABL Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the ABL Credit Agreement to be in full force and effect, and a change of control of the Company’s business.

The foregoing description of the terms of the ABL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Credit Agreement, a copy of which is attached hereto as Exhibit 10.52.

Term Loan Credit Agreement

On February 28, 2019, the Company and its direct and indirect domestic subsidiaries entered into a credit agreement (the “Term Loan Credit Agreement”) with BMO Harris Bank N.A., as Administrative Agent and Lender, Elliott Associates, L.P. and Elliott International, L.P, as Lenders, and BMO Capital Markets Corp., as Lead Arranger and Book Runner (the “Term Loan Credit Facility”). The Company used the initial proceeds from the ABL Credit Facility for working capital purposes and to repay in full its existing credit facility.

The Term Loan Credit Facility consists of an approximately $61.1 million term loan facility, consisting of (i) approximately $40.3 million of Tranche A Term Loans (as defined in the Term Loan Credit Agreement), (ii) approximately $2.5 million of Tranche A FILO Term Loans (as defined in the Term Loan

Credit Agreement), (iii) approximately $8.3 million of Tranche B Term Loans (as defined in the Term Loan Credit Agreement), and (iv) a $10.0 million asset-based facility available to finance future capital expenditures. The Term Loan Credit Facility matures on February 28, 2024. Principal on each of the Tranche A Term Loans and the Tranche B Term Loans is due in quarterly installments based upon a 4.5-year amortization schedule (i.e. each installment is 1/18th of the original principal amount of the Tranche A Term Loans and the Tranche B Term Loans), commencing on September 1, 2019. Principal on the Tranche A FILO Term Loans is due on the maturity date of the Term Loan Credit Facility, unless earlier accelerated thereunder. Principal on each draw under the capital expenditure facility is due in quarterly installments based upon a five-year amortization schedule (i.e. each installment shall be 1/20th of the original principal amount of any capital expenditure loan), commencing on the first day of the first full fiscal quarter immediately following the making of each such capital expenditure loan. The loans under the Term Loan Credit Facility bear interest at either: (a) the LIBOR rate (as defined in the Term Loan Credit Agreement), plus an applicable margin of 7.50% for Tranche A Term Loans, Tranche B Term Loans and capital expenditure loans, and 8.50% for Tranche A FILO Term Loans; or (b) the Base Rate (as defined in the Term Loan Credit Agreement), plus an applicable margin of 6.50% for Tranche A Term Loans, Tranche B Term Loans and capital expenditure loans, and 7.50% for Tranche A FILO Term Loans.

The obligations under the Company’s Term Loan Credit Agreement are guaranteed by each of its domestic subsidiaries pursuant to a guaranty included in the Term Loan Credit Agreement. As security for the Company’s and its subsidiaries’ obligations under the Term Loan Credit Agreement, the each of Company and its domestic subsidiaries have granted: (i) a first priority lien on its equipment (including, without limitation, rolling stock, aircraft, aircraft engines and aircraft parts) and proceeds and accounts related thereto, and (ii) a second priority lien on substantially all of the Company’s and its domestic subsidiaries’ other tangible and intangible personal property, including the capital stock of certain of the Company’s direct and indirect subsidiaries. The priority of the liens is described in an intercreditor agreement between BMO Harris Bank N.A. as ABL Agent and BMO Harris Bank N.A. as Term Loan Agent.

The Term Loan Credit Agreement contains negative covenants limiting, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions, and other matters customarily restricted in such agreements. The Term Loan Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the Term Loan Credit Agreement to be in full force and effect, and a change of control of the Company’s business.

The foregoing description of the terms of the Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.53.

Item 3.02.	Unregistered Sales of Equity Securities.

As previously disclosed, on November 8, 2018, the Company entered into a Standby Purchase Agreement with Elliott pursuant to which Elliott agreed to backstop the Rights Offering by exercising its basic subscription rights in full and purchasing all unsubscribed shares of common stock in the Rights Offering (the “backstop commitment”). In connection with the closing of the Rights Offering, on February 26, 2019, the Company issued to Elliott 843,632,693 shares of new common stock, comprised of (i) 121,308,916 shares of new Company common stock in connection with Elliott’s exercise of its basic subscription rights and (ii) 722,323,777 shares of new Company common stock purchased by Elliott from the Company pursuant to its backstop commitment. All 843,632,693 shares of new common stock issued to Elliott were purchased for $0.50, the subscription price (the “subscription price”) for all shares of common stock issued in the Rights Offering, for an aggregate purchase price of $421,816,346.50. The shares issued to Elliott pursuant to its backstop commitment were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act.

Item 5.01.	Changes in Control of Registrant.

On February 26, 2019, due to Elliott’s acquisition of 843,632,693 shares of new Company common stock in connection with Elliott’s exercise of its basic subscription rights in the Rights Offering and the purchase of all unsubscribed shares of common stock in the Rights Offering pursuant to the backstop commitment, the Company is deemed to have undergone a change in control. As of result of Elliott’s acquisition described above, Elliott now beneficially owns approximately 90.4% of the Company’s outstanding shares of common stock. In connection with Elliott’s increased ownership of the Company’s common stock, pursuant to the Stockholders’ Agreement described in Item 1.01 above, Elliott has the right to designate for nomination to the Board a number of designees equal to at least a majority of the Board.

Elliott purchased the shares of common stock at the subscription price for an aggregate total purchase price of $421,816,346.50 (the “Purchase Price”). Prior to consummation of the rights offering and the backstop commitment, Elliott owned approximately 13.5% of the Company’s outstanding common stock and was one of the two largest stockholders of the Company. Elliott used its working capital as the source of funds for the Purchase Price and its purchases of the Company’s common stock prior to the consummation of the rights offering and backstop commitment.

Item 7.01.	Regulation FD Disclosure.

On February 27, 2019, the Company issued a press release announcing the closing and final results of the rights offering. A copy of the press release is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K and is hereby incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number

4.4	Amended and Restated Registration Rights Agreement, dated as of February 26, 2019, by and among Roadrunner Transportation Systems, Inc., Elliott Associates, L.P., Elliott International, L.P., Brockdale Investments LP, Thayer Equity Investors V, L.P., TC Roadrunner-Dawes Holdings, L.L.C., TC Sargent Holdings, L.L.C., HCI Equity Partners III, L.P., and HCI Co-Investors III, L.P.

10.51	Stockholders’ Agreement, dated as of February 26, 2019, by and among Roadrunner Transportation Systems, Inc., Elliott Associates, L.P., and Elliott International, L.P.

10.52	Credit Agreement, entered into as of February 28, 2019, among Roadrunner Transportation Systems, Inc., the Lenders (as defined therein), BMO Harris Bank, N.A., and the other parties thereto

10.53	Credit Agreement, entered into as of February 28, 2019, among Roadrunner Transportation Systems, Inc., the Lenders (as defined therein), BMO Harris Bank, N.A., and the other parties thereto

99.1	Press Release, dated February 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: March 4, 2019	By:	/s/ Terence R. Rogers
Terence R. Rogers
Chief Financial Officer